UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Amendment to First Lien Credit Agreement to Extend Maturity Date

On March 14, 2016 and effective as of March 11, 2016, Full House Resorts, Inc. (the "Company') entered into the Sixth Amendment to First Lien Credit Agreement (the "First Lien Amendment"). The First Lien Amendment amends the First Lien Credit Agreement, dated as of June 29, 2012, as amended, among the Company, as borrower, the lenders from time to time party thereto, and Capital One, National Association, as administrative agent, L/C issuer and swing line lender, to extend the maturity date to April 1, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1
Sixth Amendment to First Lien Credit Agreement, dated as of March 11, 2016, by and among Full House Resorts, Inc. as borrower, the lenders from time to time parties thereto, and Capital One, National Association, as administrative agent, L/C issuer and swing line lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: March 15, 2016	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Sixth Amendment to First Lien Credit Agreement, dated as of March 11, 2016, by and among Full House Resorts, Inc. as borrower, the lenders from time to time parties thereto, and Capital One, National Association, as administrative agent, L/C issuer and swing line lender.